UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

VAPORIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, the Board of Directors of Vaporin, Inc. (the “Company”) appointed Jim Martin to the position of Chief Financial Officer of the Company, effective immediately. Mr. Martin, 47, has served as Chief Financial Officer of Non-Invasive Monitoring Systems, Inc. (“NIMS”), a publicly-held medical device company since January 2011. Mr. Martin previously has served as Chief Financial Officer of SafeStitch Medical, Inc (“SafeStitch”), a publicly-held medical device company from January 2011 through October 2013. From January 2011 through December 2011 Mr. Martin also served as Vice President of Finance of Aero Pharmaceuticals, Inc. (“Aero”), a privately held pharmaceutical distributor that voluntarily dissolved in December 2011. From July 2010 through January 2011, Mr. Martin served as Controller of each of NIMS, SafeStitch and Aero. Also from May 2008 through July 2010, Mr. Martin served as Controller of AAR Aircraft Services-Miami, a subsidiary of AAR Corp, an aerospace and defense company in which he was responsible for all financial reporting and inventory logistics.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2014, the Board of the Directors approved the adoption of amendments to the Company’s Bylaws to clarify that the Board may appoint a Chief Financial Officer and addressing such officer’s duties and responsibilities. A copy of the Amended Bylaws is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Amended Bylaws of Vaporin, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: April 28, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer